Exhibit 23(ii).2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Internet Commerce Corporation on Form S-8 of our report dated September 29, 2000, appearing in the Annual Report on Form 10-KSB of Internet Commerce Corporation for the year ended July 31, 2000.


/s/ DELOITTE & TOUCHE LLP
New York, New York
November 6, 2000